Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT REPORTS

FIRST QUARTER FISCAL 2007 RESULTS

75 Territory Sales

$34.1 Million of Common Stock Repurchased

Second-Quarter Dividend of $0.12 per Share Declared

PARSIPPANY, NJ – August 24, 2006 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) today reported financial results for the first quarter of fiscal 2007. Revenues in the current quarter were $5.9 million as compared to $6.1 million in the prior year period. The company sold 75 territories during the quarter as compared to 52 territories in the prior year period. Net loss in the current quarter was $12.7 million ($0.36 per share), as compared to a net loss of $13.2 million ($0.35 per share) in the prior year period. The Company typically generates a net loss in the first and second fiscal quarters due to the seasonal nature of the tax preparation business.

“The momentum created during the 2006 tax season continues as we prepare to further expand our presence to reach even more customers in 2007”, said Michael Lister, Chairman and Chief Executive Officer. “We are also excited about the addition of Michael Yerington as Executive Vice President and Chief Operating Officer. Michael brings over 25 years of experience leading a large retail network and meeting the needs of a large and growing customer base, which is a similar opportunity facing Jackson Hewitt.”

During the first quarter, the Company repurchased 1.1 million shares of common stock at a total cost of $34.1 million under its current $75 million program. The combined share repurchase programs in the current and prior year contributed 2 cents to the net loss per share in the current quarter due to the decrease in the weighted average shares outstanding as compared to the prior year period.

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock payable on October 13, 2006 to stockholders of record as of September 28, 2006.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Franchise Operations

Revenues in the current quarter were $5.5 million as compared to $5.8 million in the prior year period primarily due to the elimination of other financial product revenues under the Company’s financial product agreements that became effective for the 2006 tax season. The decline was mostly offset by increases in all other categories of total revenues.

Financial product fees and other financial product revenues together declined by $0.9 million to $2.2 million for the quarter. Financial product fees are primarily earned during the third and fourth fiscal quarters for providing access to the Company’s offices and supporting the technology needs of the programs. Financial product fees earned in the first and second quarters are limited primarily to the Gold Guarantee® product. The prior year first quarter also included $0.8 million ($0.01 per share) of other financial product revenues related to refund anticipation loans facilitated prior to 2005.

Other revenues of $2.3 million included the sale of 75 territories to franchisees. Other revenues in the prior year period of $2.0 million included the sale of 52 territories.

Cost of operations increased by $0.4 million primarily due to cumulative growth over the prior three years in the Gold Guarantee program. Marketing and advertising expenses increased by $0.2 million in anticipation of growth in the business during the upcoming tax season. Selling, general and administrative expenses increased by $0.2 million, largely reflecting higher commission expenses incurred due to the increased number of territory sales during the quarter. Loss before income taxes was $8.3 million, as compared to $6.9 million in the prior year period.

Company Owned-Office Operations

Loss before income taxes increased by $0.6 million to $6.0 million in the current quarter primarily due to off-season occupancy costs and other operating costs associated with the increased number of locations opened in 2006.

Corporate and Other

Stock-based compensation increased by $0.4 million as the Company granted additional stock options to employees during the current quarter. Interest income declined by $0.4 million as a result of lower average cash balances following the repayment of the Company’s term debt in the prior year period. Interest expense decreased by $0.8 million as a result of lower average debt outstanding. In the prior year period, the Company also incurred a $2.7 million non-cash charge ($0.04 per share) associated with the Company’s debt refinancing.

Conference Call

Michael Lister, Chairman and Chief Executive Officer, and Mark Heimbouch, Chief Financial Officer, will host a live webcast over the internet later this morning at 11:00 a.m. Eastern Time to discuss the quarter’s results. Please visit the Investor Relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with over 6,000 franchised and company-owned offices throughout the United States during the 2006 tax season, is an industry leader providing full service individual federal and state income tax preparation. Most offices are independently owned and operated. The Company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to achieve the same level of growth in revenues and profits that it has in the past; the Company’s ability to maintain its quarterly dividend at the current level, government initiatives that simplify tax return preparation, improvements in the timing and efficiency of processing tax returns or a decrease in the number of tax returns filed or the size of tax refunds; government legislation and regulation of the industry and products and services, including refund anticipation loans; the success of the Company’s franchise operations; changes in the Company’s relationship with financial product providers and retailers; the Company’s compliance with revolving credit facility covenants; the Company’s exposure to litigation; the seasonality of the Company’s business and its effect on the stock price; and the effect of market conditions within the tax return preparation industry.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006 and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

Contact:

Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Vice President,	Vice President,
Treasury & Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,
	2006	2005
Revenues
Franchise operations revenues:
Royalty	$623	$455
Marketing and advertising	280	210
Financial product fees (a)	2,218	1,846
Other financial product revenues (a)	—	1,310
Other	2,335	1,982
Service revenues from company-owned office operations	405	304

Total revenues	5,861	6,107

Expenses
Cost of franchise operations	7,960	7,512
Marketing and advertising	2,834	2,683
Cost of company-owned office operations	4,792	4,179
Selling, general and administrative	7,571	6,837
Depreciation and amortization	2,972	2,659

Total expenses	26,129	23,870

Loss from operations	(20,268)	(17,763)
Other income/(expense):
Interest income	413	730
Interest expense	(1,237)	(2,034)
Write-off of deferred financing costs	—	(2,677)

Loss before income taxes	(21,092)	(21,744)
Benefit from income taxes	8,422	8,537

Net loss	$(12,670)	$(13,207)

Loss per share:
Basic and diluted	$(0.36)	$(0.35)

Weighted average shares outstanding:
Basic and diluted	34,888	37,418

Note to Consolidated Statements of Operations:

(a)	Due to the current agreements with the providers of financial products to the Company’s customers, which became effective January 2006, the Company no longer earns other financial products revenues on refund anticipation loans facilitated by its network. As a result, the Company now earns financial product fees under such agreements primarily over the course of the tax season during the Company’s third and fourth fiscal quarters.

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of July 31, 2006	As of April 30, 2006
Assets
Current assets:
Cash and cash equivalents	$450	$15,150
Accounts receivable, net of allowance for doubtful accounts of $1,569 and $1,168, respectively	3,995	20,184
Notes receivable, net	5,023	4,830
Prepaid expenses and other	8,512	8,755
Deferred income taxes	4,915	4,583

Total current assets	22,895	53,502

Property and equipment, net	36,176	35,808
Goodwill	392,737	392,700
Other intangible assets, net	85,401	86,085
Notes receivable, net	4,707	3,453
Other non-current assets, net	16,827	16,534

Total assets	$558,743	$588,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$17,058	$44,001
Income taxes payable	30,507	47,974
Deferred revenues	8,785	9,304

Total current liabilities	56,350	101,279

Long-term debt	115,000	50,000
Deferred income taxes	37,706	36,526
Other non-current liabilities	10,414	12,354

Total liabilities	219,470	200,159

Stockholders’ equity:
Common stock, par value $0.01
Authorized: 200,000,000 shares Issued: 37,907,562 and 37,843,898 shares, respectively	379	378
Additional paid-in capital	352,814	350,526
Retained earnings	80,594	97,413
Accumulated other comprehensive income	927	933
Less: Treasury stock, at cost: 3,628,497 and 2,538,197 shares, respectively	(95,441)	(61,327)

Total stockholders’ equity	339,273	387,923

Total liabilities and stockholders’ equity	$558,743	$588,082

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2006	2005
Revenues
Royalty	$623	$455
Marketing and advertising	280	210
Financial product fees (a)	2,218	1,846
Other financial product revenues (a)	—	1,310
Other	2,335	1,982

Total revenues	5,456	5,803

Expenses
Cost of operations	7,960	7,512
Marketing and advertising	2,692	2,499
Selling, general and administrative	1,086	881
Depreciation and amortization	2,263	1,983

Total expenses	14,001	12,875

Loss from operations	(8,545)	(7,072)
Other income/(expense):
Interest income	271	189

Loss before income taxes	$(8,274)	$(6,883)

Note to Franchise Results of Operations:

(a)	Due to the current agreements with the providers of financial products to the Company’s customers, which became effective January 2006, the Company no longer earns other financial products revenues on refund anticipation loans facilitated by its network. As a result, the Company now earns financial product fees under such agreements primarily over the course of the tax season during the Company’s third and fourth fiscal quarters.

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2006	2005
Revenues
Service revenues from operations	$405	$304

Expenses
Cost of operations	4,792	4,179
Marketing and advertising	142	184
Selling, general and administrative	721	612
Depreciation and amortization	709	676

Total expenses	6,364	5,651

Loss from operations	(5,959)	(5,347)

Loss before income taxes	$(5,959)	$(5,347)

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2006	2005
Expenses (a)
General and administrative	$4,841	$4,838
Stock-based compensation	923	506

Total expenses	5,764	5,344

Loss from operations	(5,764)	(5,344)
Other income/(expense):
Interest income	142	541
Interest expense	(1,237)	(2,034)
Write-off of deferred financing costs	—	(2,677)

Loss before income taxes	$(6,859)	$(9,514)

Notes to Corporate and Other:

(a)	Included in selling, general and administrative in the Consolidated Statements of Operations.